Exhibit 1.1

Execution Copy

$250,000,000

REGAL ENTERTAINMENT GROUP

5.750% Senior Notes Due 2025

UNDERWRITING AGREEMENT

January 14, 2013

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”)

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

DEUTSCHE BANK SECURITIES INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.             Introductory. Regal Entertainment Group, a Delaware corporation (the “Company”), agrees with the several underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as representatives (collectively, the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the Underwriters $250,000,000 principal amount of its 5.750% Senior Notes due 2025 (the “Offered Securities”), to be issued under the Indenture, to be dated on or about January 17, 2013 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture thereto, to be dated on or about January 17, 2013 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The Company hereby agrees with the Underwriters as follows:

2.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission (as defined below) a registration statement on Form S-3 (No. 333-182383), and a related preliminary prospectus, covering the registration of the Offered Securities under the Securities Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Applicable Time” means 3:40 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. Limited Use Issuer Free Writing Prospectus includes, but is not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording and any Limited Use Issuer Free Writing Prospectus listed on Schedule C hereto.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“subsidiary” with respect to any person means (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, and (2) any other person (other than a corporation) in which such person, one or more subsidiaries of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such person or a subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has a majority ownership interest.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)           Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)           Automatic Shelf Registration Statement.  (i)  Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(i)            Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective on June 27, 2012.  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to Credit Suisse. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(ii)           Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the

Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iii)          Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)           Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)           General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the preliminary prospectus, dated January 14, 2013, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.  Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Annual Report on Form 10-K (as amended by Form 10-K/A) of the Company most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(f)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           Offered Securities.  The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the General Disclosure Package, the Final Prospectus and the Indenture.

(h)           Good Standing of the Company.  The Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the ability of the Company to issue the Offered Securities or perform its obligations hereunder or thereunder, under the Indenture or otherwise affect the validity of the Offered Securities or otherwise be material in the context of the Offered Securities (“Material Adverse Effect”).

(i)            Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to be so incorporated or organized and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business organization, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(j)            Indenture.  Each of the Original Indenture and the First Supplemental Indenture has been duly authorized, and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, each of the Original Indenture and the First Supplemental Indenture will have been duly executed and delivered, and the Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Indenture conforms to the description of the Indenture contained in the General Disclosure Package and the Final Prospectus.

(k)           No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the transactions related to the Offered Securities.

(l)            Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company, except as have been obtained, or made and such as may be required under state securities laws.

(m)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the Indenture, and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, (B) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (C) the charter or by-laws or similar governing documents of the Company or any of its subsidiaries, except in the case of a breach, violation, or default described in clause (A) or (B) above that would not, individually or in the aggregate, be expected to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(n)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)           Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and that, individually or in the aggregate, would have a Material Adverse Effect.

(p)           Possession of Licenses and Permits.  The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(q)           Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or other similar governing documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of a default described in clause (B) above that, individually or in the aggregate, would not have a Material Adverse Effect.

(r)            Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right (i) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or (ii) to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”).

(s)            Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(t)            Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(u)           Environmental Laws.  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v)           Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(w)          Financial Statements.  The financial statements of the Company, together with the related schedules and notes, included in the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, and the financial statements of National CineMedia, LLC (“National CineMedia”), together with the related schedules and notes, included in the General Disclosure Package present fairly in all material respects the financial position of National CineMedia and its consolidated subsidiaries, in each case, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related schedules and notes have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis and the other financial and statistical information and data set forth in the General Disclosure Package are, in all material respects, accurately presented and, with respect to such financial information, prepared on a basis consistent with the financial statements of the Company and National CineMedia, respectively, and the books and records of the Company and National CineMedia, respectively.

(x)           No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since December 30, 2011, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company or any of its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y)           Reporting Status.  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.

(z)           Investment Company Act.  The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.

(aa)         Regulations T, U, X.  Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of it has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(bb)         Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(b)(ii) hereof.

(cc)                            Tax.  All material Tax returns required to be filed by the Company and its subsidiaries have been filed and all such returns are true, complete and correct in all material respect.  All material Taxes that are due or claimed to be due from the Company and its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP.  There are no material Tax assessments proposed in writing against the Company or any of its subsidiaries.  To the Company’s knowledge, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(dd)                          Internal Controls and Compliance with the Sarbanes-Oxley Act.  KPMG LLP are independent public auditors as required by the Securities Act and the Rules and Regulations thereof.  Except as set forth in the General Disclosure Package, the Company and its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance, in all material respects, with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has adopted and applies corporate governance guidelines.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities

Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

(ff)                              Material Changes.  Subsequent to the respective dates as of which information is given in the General Disclosure Package, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the General Disclosure Package.

(gg)                            Use of Proceeds.  The use of net proceeds from the issuance and sale of the Offered Securities is as described in the General Disclosure Package.

(hh)                          Statistical and Market Related Data.  The industry, statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

(ii)                                  Absence of Manipulation.  None of the Company or any of its affiliates has, either alone or with one or more other persons, taken any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(jj)                                ERISA.  The Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)                          Accurate Disclosure.  The statements (i) in the General Disclosure Package and the Final Prospectus under the headings “Certain U.S. Federal Income Tax Considerations” and “Description of the Notes,” (ii) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2011 under the caption “Item 3—Legal Proceedings” and in Note 8—“Litigation and Contingencies” to the consolidated financial statements included in Part II, Item 8 of such Form 10-K, (iii) in the Company’s Form 10-Q for the fiscal quarter ended March 29, 2012, under the caption “Item 1—Legal Proceedings” and in Note 6—“Commitments and Contingencies” to the condensed consolidated financial statements included in Part I, Item 1 of the Form 10-Q, (iv) in the Company’s Form 10-Q for the fiscal quarter ended June 28, 2012, under the caption “Item 1—Legal Proceedings” and in Note 6—“Commitments and Contingencies” to the condensed consolidated financial statements included in Part I, Item 1 of such Form 10-Q, and (v) in the Company’s Form 10-Q for the fiscal quarter ended September 27, 2012, under the caption “Item 1—Legal Proceedings” and in Note 6—“Commitments and Contingencies” to the condensed consolidated financial statements included in Part I, Item 1 of such Form 10-Q, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize in all material respects such legal matters, agreements, documents or proceedings and present the information required to be shown.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price of 98.00% of the face amount thereof, U.S. $250,000,000 principal amount of the Offered Securities.

The Company will deliver against payment of the purchase price the Offered Securities to or as instructed by the Representatives in the form of one or more permanent global Offered Securities in registered form without interest coupons deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any global Offered Securities will be held only in book entry form through DTC except in the limited circumstances described in the Final Prospectus. Payment for the Offered Securities (the “Closing”) shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Hogan Lovells US LLP, One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202, at 9:00 a.m. (New York time), on January 17, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the global Offered Securities will be made available for checking at least 24 hours prior to the Closing Date.

4.                                      Offering by Underwriters.  It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company.  The Company agrees with the Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed the preliminary prospectus, dated January 14, 2013, pursuant to and in accordance with Rule 424(b)(3) and will file each other Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by the Underwriters or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company promptly will notify the Representatives of such event and promptly will prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the

Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, each other document comprising a part of the General Disclosure Package, all amendments and supplements to such documents and each Issuer Free Writing Prospectus, in each case as soon as available, and will furnish to the Underwriters copies of the Final Prospectus and all amendments and supplements to such document and in such quantities as the Underwriters request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the distribution provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(g)                                  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives, as soon as practicable, copies of all information furnished by the Company to the Trustee or to the holders of the Offered Securities pursuant to the Indenture or the Trust Indenture Act and copies of any reports or financial statements furnished to or filed with the Commission or any securities exchange on which the Offered Securities or any class of securities of the Company is listed and, in the event the stock of the Company is traded on any securities exchange, a copy of all reports or communications furnished to its stockholders generally.

(h)                                 Payment of Expenses.  The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all filing fees and other expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Registration Statement, any Statutory Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, each Issuer Free Writing Prospectus and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, (iv) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities, and (vi) expenses incurred in distributing any Statutory Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectus to the Underwriters.  The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the “Use of Proceeds” section of the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to an affiliate of the Underwriters.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)                                 Restriction on Sale of Securities.  For a period of 90 days after the date hereof, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue of the Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse.

(l)                                     DTC.  The Company will obtain the approval of DTC for “book-entry” transfer of the Offered Securities and will comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

(m)                             Usury Laws.  The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Securities.

(n)                                 Further Acts.  The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

6.                                      Free Writing Prospectuses

(a)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives are hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)                                 Term Sheets.  The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by the Underwriters of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.                                      Conditions of the Obligation of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and the Closing Date, of each of  KPMG LLP confirming that they are a registered public accounting firm and independent public accountants with respect to the Company within the meaning of the Securities Laws in form and substance reasonably acceptable to the Representatives, and  of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants with respect to National CineMedia within the meaning of the Securities Laws in form and substance reasonably acceptable to the Representatives.

(b)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred, individually or in the aggregate, (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)                                  Opinion of Counsel for Company.  The Underwriters shall have received an opinion, dated the Closing Date, of Hogan Lovells US LLP, counsel for the Company, substantially in the form of Exhibit A hereto.

(d)                                 Opinion of In-House Counsel for Company.  The Underwriters shall have received an opinion, dated the Closing Date, of Peter Brandow, General Counsel to the Company, substantially in the form of Exhibit B hereto.

(e)                                  Opinion of Counsel for Underwriters.  The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                   Officers’ Certificate.  The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries taken as a whole except as set forth in the General Disclosure Package or contemplated by the General Disclosure Package and that the industry, statistical and market-related data included in the General Disclosure Package and the Final Prospectus has been reviewed by such persons and, subject to the risks and limitations described in the General Disclosure Package and the Final Prospectus, to the best knowledge of such persons, is based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

(g)                                  Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(h)                                 Indenture.  The Company and the Trustee shall have executed and delivered the Original Indenture and the First Supplemental Indenture and the Underwriters shall have received a fully executed original thereof.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably requests. Credit Suisse may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its officers, employees, agents, partners, members, directors and their affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact necessary to make the statements therein (in the case of any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Representatives on behalf of the Underwriters consists of the following information in the Final Prospectus furnished by the Representatives on behalf of the Underwriters: paragraphs three and six under the caption “Underwriting.”

(c)           Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for a Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.          Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters c/o Credit Suisse at Eleven Madison Avenue, New York, New York 10010-3629, Attention:  LCD-IBD, or, if sent to the Company will be mailed, delivered or telegraphed and confirmed to it at 7132 Regal Lane, Knoxville, Tennessee 37918, Attention: General Counsel, with a copy to Keith Trammell, Esq. at Hogan Lovells US LLP, One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202.

12.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           No Other Relationship.  The Underwriters have been retained solely to act as Underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)           Arm’s Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver of Claims.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability

(whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

REGAL ENTERTAINMENT GROUP

By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Eric Federman
Name: Eric Federman
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Christina Park
	Name:	Christina Park
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ William A. Bowen Jr.
Name: William A. Bowen Jr.
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Director

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David R. Keatley
	Name:	David R. Keatley
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$125,000,000
Barclays Capital Inc.	37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,500,000
Deutsche Bank Securities Inc.	25,000,000
Wells Fargo Securities, LLC	25,000,000

Total	$250,000,000

SCHEDULE B

Regal Entertainment Group

$250,000,000 5.750% Senior Notes due 2025

Issuer:	Regal Entertainment Group
Security Type:	Senior Unsecured Notes
Pricing Date:	January 14, 2013
Principal Amount:	$250,000,000
Maturity:	February 1, 2025
Benchmark:	7.625% UST due February 15, 2025
Spread to Benchmark:	371 basis points
Coupon:	5.750%
Price to Public:	100.000%
Yield to Maturity:	5.750%
Interest Payment Dates:	February 1 and August 1
First Interest Payment Date:	August 1, 2013
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

	Date	Price
	February 1, 2018	102.875%
	February 1, 2019	101.917%
	February 1, 2020	100.958%
	February 1, 2021 and thereafter	100.000%

Make-Whole:	Callable prior to first call date at make-whole call of T+50
Equity Clawback:	Redeem until February 1, 2016 at 105.750% for up to 35.0%
Settlement Date:	January 17, 2013 (T+ 3)
CUSIP / ISIN:	758766AF6 / US758766AF67
Joint Running Managers:	Credit Suisse Securities (USA) LLC
	Barclays Capital Inc.
	Merrill Lynch, Pierce, Fenner & Smith Incorporated
	Deutsche Bank Securities Inc.
	Wells Fargo Securities, LLC

Regal Entertainment Group (“Regal”) has filed a registration statement (including a prospectus dated June 27, 2012) and a preliminary prospectus supplement, dated January 14, 2013, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and other documents that Regal has filed with the SEC for more complete information about Regal and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Regal, the underwriters or any dealer participating in the offering will arrange to send you these documents if you request them by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Barclays Capital Inc. toll-free at 1-888-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; Deutsche Bank Securities Inc. toll-free at 1-800-503-4611; or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

This communication supplements, and should be read in conjunction with, the preliminary prospectus supplement, dated January 14, 2013, and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent different from or in addition to the information in the preliminary prospectus supplement or the accompanying prospectus. This communication is qualified in its entirety by reference to the preliminary prospectus supplement and the accompanying prospectus. Financial information presented in the preliminary prospectus supplement or the accompanying prospectus is deemed to have changed to the extent affected by the changes described herein.  Capitalized terms used in this communication but not defined have the meanings given them in the preliminary prospectus supplement.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE C

Limited Use Issuer Free Writing Prospectuses

Investor Presentation dated January 14, 2013.